AMENDMENT NUMBER TWO
TO THE
KNOWLES CORPORATION
2014 EQUITY AND CASH INCENTIVE PLAN
WHEREAS, Knowles Corporation, a Delaware corporation (the “Corporation”), maintains the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 45 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and
WHEREAS, based on recent amendments to applicable accounting standards, the Board has authorized an amendment of the Plan with respect to the permissible tax withholding rate for shares of common stock of the Corporation to be delivered or withheld to pay a participant’s required tax obligations.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as January 1, 2017, as follows:

Section 39 of the Plan is hereby amended to add the following sentence at the end thereof:

“If elected by the Participant, the Corporation shall be authorized to withhold at such higher withholding rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules.”

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IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized agent as of November 18, 2016.

KNOWLES CORPORATION

By: /s/Jeffrey Niew
Name: Jeffrey Niew
Title: Director